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                                                                   EXHIBIT 10.69

SUMMARY OF LEASE AGREEMENT, EFFECTIVE JANUARY 2, 2004, BETWEEN SHANGHAI LINKTONE CONSULTING CO., LTD. AND BEIJING RUILIDIAN REAL ESTATE CO., LTD.

Contracting Parties

Lessor (Party A):         Beijing Ruilidian Real Estate Co., Ltd.
Lessee (Party B):         Shanghai Linktone Consulting Co., Ltd.

Date of Signing

19th of December, 2003

Property Description

Location:                 Rm08&09, Floor 6, Jinghui Building, No.118 Jiangguo
                          Road, Chaoyang District, Beijing, P R China

Square footage:           598.21 m(2) in architectural area

Type:                     Two apartments of office space

Term of Lease

Effective Period: From January 2, 2004 to January 1, 2006 (24 months)

Relet: Party A and Party B may reach the extension of the agreement only at 2 months before the expiration.

Rental Use

Office use

Rent Amount

- $15.50 per square meter per month and $9,272.26 per month in total calculated upon the architectural area.

- The rent shall be paid in RMB equivalent to the above USD amount to the account designated by Party A or by other ways accepted by Party A.

-        Term of rent exemption:
         Rm 08: from Jan 2nd, 2004 to Mar 15th 2004
         Rm 09: from Jan 2nd, 2004 to Apr 15th, 2004

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Major Obligations of Either Party

Party A shall:

         - be liable to provide central air-condition during the normal office time;

         - be liable for the inspection and maintenance of the public area and public facilities;

         - be liable for matters relating to security, fireproofing, environment and sanitation;

         - be liable for keeping accessorial facilities, such as wiring, equipment, pipe, communication lines and drainage system in good and appropriate conditions.

Party B shall:

         - be liable for the payment of the rent and deposit under the terms and conditions of this contract;

         - be responsible for the refurbishment or any equivalent economic compensation derived thereon, should the damage is caused by the inappropriate use of Party B;

         -        undertake the apartment shall only be for office use;

         - should not assign or sub-let the tenement or any part of the tenement or transfer the right of occupation by any other ways.

Termination Events

Party A may terminate the contract, withdraw the tenement and keep the deposit, provided any of the following events occur:

         - any third person takes any steps or pass any resolution or put forward any application to dissolve or liquidate Party B;

         - Party B's assets in the tenement have been retained or disposed of by a judgment;

         - Party B fell behind in repayment of its indebtedness that becomes due;

         -        Party B has ceased to operate or has been come insolvent.

Security deposit and other refundable or non-refundable payment

         - Deposit: USD34,098 (consisting of 3 months' rent plus 3 months' management fee). Party B shall not set any transfer, pledge or guarantee on the deposit to third parties. The deposit is refundable after the agreement expires, however, in deduction of the losses and damages incurred by Party B.

         - Management fee: $3.50 per square meter per month and $2,093.74 per month in total calculated upon the architectural area.

         - Other fees for electricity, telephone and communication (if applicable).

Dispute Resolution

The parties have agreed to present all their disputes to the CIETAC only and attend the arbitration in Beijing.

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